EXHIBIT 23(b)

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the use of our name in the Pogo Producing Company Registration Statement on Form S-3, initially filed in September, 1996 as amended, as referenced therein under the heading "Experts". We further consent to the incorporation by reference of our estimates of reserve and present value of future net reserves in such Registration Statement.

                                            /s/ RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas
September 13, 1996